UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
November 5, 2001

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

                   Delaware                              US Airways Group, Inc. 54-1194634
          (State of incorporation                   US Airways, Inc.            53-0218143
            of both registrants)                      (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

US Airways, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

Item 7.      Financial Statements and Exhibits

(c)   Exhibit

Designation                                                 Description
------------                                                   -----------

     99                          News release dated November 5, 2001 of US Airways, Inc.

 Item 9.      Regulation FD Disclosure

     On November 5, 2001, US Airways, Inc. issued a news release (see exhibit 99 below).

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                                               US Airways Group, Inc. (REGISTRANT)

Date: November 5, 2001                                         By:     /s/ Anita P. Beier
                                                                               Anita P. Beier
                                                                               Vice President and Controller
                                                                               (Chief Accounting Officer)

                                                                                US Airways, Inc. (REGISTRANT)

Date: November 5, 2001                                         By:     /s/ Anita P. Beier
                                                                               Anita P. Beier
                                                                               Vice President and Controller
                                                                               (Chief Accounting Officer)

(this space intentionally left blank)

Exhibit 99

US AIRWAYS ADVISORY

US Airways to participate in Salomon Smith Barney Conference

      ARLINGTON, Va., Nov. 5, 2001 - US Airways President and Chief Executive Officer Rakesh Gangwal will speak at the 16th Annual Salomon Smith Barney Transportation Conference at 3 p.m., Eastern Time, Nov. 6, 2001. A web cast of Mr. Gangwal's remarks will be made available via a link from the US Airways Web site, usairways.com.

     To access the web cast, you will need Real Player or Media Player installed on your computer. Either of these can be downloaded by first going to the Salomon Smith Barney page via the web cast link on usairways.com and then clicking the "Instructions" link at the top of that page. The download is free and should take approximately 10 minutes.

     For additional information, contact US Airways Corporate Communications at 703-872-5100 or US Airways Investor Relations at 703-872-5009.

NUMBER: 4186